SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  January 16, 1996

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  8200 West Brown Deer Road
                                        Suite 200
                                        Milwaukee, WI  53223

Registrant's Telephone Number, Including Area Code:  (414) 355-0037

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 16, 1996, The Diana Corporation ("Diana") acquired an additional 30% ownership interest in Sattel Communications Corp. ("SCC"). As a result, Diana increased its ownership interest in SCC from 50% to 80%. Diana issued 350,000 shares of its newly issued common stock ("the Diana Shares") to Sattel Technologies, Inc. ("STI") in connection with the transaction. STI retained a 20% ownership interest in SCC. In addition, Diana has agreed to undertake certain obligations to register the Diana Shares and to grant STI certain registration rights with respect thereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of businesses acquired.

              It is impracticable to provide the required financial information at the time of the filing of this report. The required financial information will be filed within 60 days.

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         (b)  Pro Forma Financial Information.

              It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within 60 days.

         (c)  Exhibits

              99.1  Press release dated January 17, 1996.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 THE DIANA CORPORATION
                                      (Registrant)


Date:  January 31, 1996          /s/ R. Scott Miswald
                                     Vice President and Treasurer